                                                                   EXHIBIT 99.m2

          MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

                                     R CLASS

     WHEREAS,  the above named  corporation  (the  "Issuer")  is an  open-ended, management  investment  company  registered under the Investment  Company Act of
1940, as amended (the "1940 Act"); and

     WHEREAS,  the common stock of the Issuer is currently divided into a number of  separate  series of  shares,  or funds,  each  corresponding  to a  distinct portfolio of securities; and

     WHEREAS,  pursuant  to Rule 18f-3 of the 1940 Act,  the  Issuer's  Board of
Directors  (the  "Board")  has  established  multiple  classes  of shares of the various funds of the Issuer,  including a class of shares designated as R Class;
and

     WHEREAS,  the Board,  in  considering  whether the Funds  should  adopt and implement  this R Class  Plan,  has  evaluated  such  information  as it  deemed necessary  to an  informed  determination  whether  this R Class Plan  should be adopted and implemented  and has considered such pertinent  factors as it deemed necessary  to form the basis for a decision  to use assets of the Funds for such purposes,  and has  determined  that there is a reasonable  likelihood  that the adoption  and  implementation  of this R Class Plan will  benefit  the Funds and their R Class shareholders; and

     WHEREAS,  the Board desires to authorize the funds identified in SCHEDULE A
(the  "Funds")  to  bear  expenses  of  individual   shareholder   services  and
distribution of certain of their shares by adopting this Master Distribution and
Individual  Shareholder  Services Plan pursuant to Rule 12b-1 under the 1940 Act with respect to the R Class shares of each of the Funds; and

     WHEREAS,  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.  ("ACIM") is the
registered investment adviser to the Issuer; and

     WHEREAS,  the  Issuer  has  entered  into  a  Distribution  Agreement  (the
"Distribution  Agreement") with AMERICAN CENTURY INVESTMENT SERVICES,  INC. (the
"Distributor")  pursuant  to which  Distributor  serves  as  distributor  of the various classes of the Funds, including the R Class.

     NOW,  THEREFORE,  the Issuer hereby  adopts,  on behalf of the Funds,  this
Plan,  in accordance  with Rule 12b-1 under the 1940 Act on the following  terms and conditions:

SECTION 1. FEES

a.   FEE. For purposes of paying  costs and expenses  incurred in providing  the distribution

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     services and/or individual shareholder services set forth in SECTIONS 2 AND
     3 below,  the  Funds  shall  pay the  Distributor,  a fee equal to 50 basis points  (0.50%) per annum of the average  daily net assets of the shares of the Funds' R Class of shares (the "Fee").

b.   APPLICABILITY  TO ADDITIONAL AND FUTURE FUNDS. If any of the Issuers desire to establish  additional funds in the future,  and the applicability of the
     Plan with  respect to such new funds is approved in the manner set forth in
     SECTION 4 of this Plan,  as well as by the then-sole  shareholder  of the R
     Class shares of such new funds (to the extent  shareholder  approval of new funds is required by then-current 1940 Act Rules), this Plan may be amended to provide  that such new funds will  become  subject to this Plan and will pay the Fee set forth in SECTION  1(A)  above,  unless the Board  specifies otherwise. After the adoption of this Plan by the Board with respect to the
     R Class of shares of the existing or new funds, the term "Funds" under this
     Plan shall thereafter be deemed to include the new funds.

c.   CALCULATION  AND  ASSESSMENT.  Fees under this Plan will be calculated  and accrued daily by each Fund and paid monthly to the  Distributor  or at such other intervals as the Issuer and the Distributor may agree.

SECTION 2. DISTRIBUTION SERVICES

The amount set forth in SECTION  1(A) of this Plan may be paid for certain  past and continuing services in connection with any activities undertaken or expenses incurred by the  Distributor or its affiliates  primarily  intended to result in the sale of R Class shares of the Funds,  which services may include but are not limited to, (A) the payment of sales commissions,  ongoing commissions and other payments to brokers, dealers,  financial institutions or others who sell R Class
shares  pursuant  to  selling   agreements;   (B)   compensation  to  registered
representatives  or other  employees  of  Distributor  who  engage in or support distribution  of the Funds' R Class shares;  (C)  compensation  to, and expenses
(including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses,  statements of additional  information  and reports for other than existing shareholders;  (E) the preparation,  printing and distribution of sales literature and advertising  materials  provided to the Funds'  shareholders  and prospective  shareholders;  (F)  receiving  and  answering  correspondence  from prospective  shareholders,  including distributing  prospectuses,  statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective  investors about Fund shares; (H) complying with federal and state  securities  laws  pertaining to the sale of Fund shares;
(I) assisting  investors in completing  application forms and selecting dividend and other account options;  (J) the providing of other reasonable  assistance in connection  with  the  distribution  of  Fund  shares;  (K) the  organizing  and conducting  of  sales  seminars  and  payments  in  the  form  of  transactional compensation  or promotional  incentives;  (L) profit on the foregoing;  and (M)
such other distribution and services  activities as the Issuers determine may be paid for by the  Issuers  pursuant  to the terms of this Plan and in  accordance with Rule 12b-1 of the 1940 Act.

SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES

a.   The Distributor may engage third parties to provide individual  shareholder services to the shareholder of the R Class shares ("Individual  Shareholder
     Services").  The amount set

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     forth  in  Section  1(a) of this  Plan may be paid to the  Distributor  for expenses incurred by it as a result of these arrangements.  Such Individual
     Shareholder  Services and related expenses may include, but are not limited
     to,  (A)  individualized  and  customized   investment  advisory  services,
     including the consideration of shareholder profiles and specific goals; (b)
     the creation of investment  models and asset  allocation  models for use by the shareholder in selecting  appropriate  Funds; (c) proprietary  research
     about  investment   choices  and  the  market  in  general;   (D)  periodic
     rebalancing of shareholder  accounts to ensure compliance with the selected asset allocation;  (E) consolidation of shareholder  accounts in one place;
     and (F) the payment of "service fees" as  contemplated by the Rules of Fair
     Practice of the National Association of Securities Dealers,  Inc. ("NASD");
     and (G) other individual services.

b.   For purposes of the Plan,  "service fees" shall mean payments in connection with the  provision of personal,  continuing  services to investors in each
     Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and  subtransfer  agent services for beneficial  owners of a Fund's R
     Class shares,  (ii)  aggregating  and  processing  purchase and  redemption
     orders,   (iii)  providing   beneficial  owners  with  account  statements,
     processing dividend payments,  (iv) providing  subaccounting services for R
     Class shares held beneficially,  (v) forwarding shareholder  communications to beneficial  owners,  and (vi)  receiving,  tabulating  and  transmitting proxies executed by beneficial owners; PROVIDED,  HOWEVER, that if the NASD adopts a definition of "service  fees" for purposes of Section 26(d) of the
     Rules of Fair  Practice  of the NASD (or any  successor  to such rule) that differs from the definition of "service  activities"  hereunder,  or if the
     NASD adopts a related definition  intended to define the same concept,  the definition  of  "service  fees"  in this  Section  shall  be  automatically amended,  without  further  action of the parties,  to conform to such NASD definition.  Overhead  and other  expenses  of  Distributor  related to its service activities,  including telephone and other communications expenses, may be included in the  information  regarding  amounts  expended  for such activities.

SECTION 4. EFFECTIVENESS

Upon  receipt of  approval  by vote of both (a) the Board and (b) the members of the Board who are not interested  persons of the Issuers (as defined in the 1940
Act) and have no direct or indirect  financial  interest in the operation of the
Plan or in any  agreements  related to the Plan (the  "Independent  Directors"), this Plan shall become effective as of August 31, 2004.

SECTION 5. TERM

This Plan will  continue in effect for one year from the date  hereof,  and will continue thereafter in full force and effect for successive periods of up to one year,  provided that each such continuance is approved in the manner provided in
SECTION 4.

SECTION 6. REPORTING REQUIREMENTS

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ACIM (or its designee) shall  administer this Plan in accordance with Rule 12b-1 of the 1940 Act. ACIM will provide to the Board,  and the Independent  Directors will  review and  approve,  in  exercise  of their  fiduciary  duties,  at least quarterly,  a written report of the amounts expended with respect to the R Class shares of each Fund by ACIM under this Plan and such other information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7. TERMINATION

This Plan may be  terminated  without  penalty at any time with respect to the R
Class  shares of any Fund by vote of the Board,  by votes of a  majority  of the
Independent  Directors,  or by vote of a majority  of the  outstanding  voting R
Class shares of that Fund.  Termination  of the Plan with respect to the R Class shares of one Fund will not affect the continued effectiveness of this Plan with respect to the R Class shares of any other Fund.

SECTION 8. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for initial  approval in SECTION 4 hereof,  and such  amendment  is further  approved  by a majority of the  outstanding  voting securities of the R Class shares of the Fund. No other material amendment to the
Plan will be made unless approved in the manner provided for approval and annual renewal in SECTION 5 hereof; PROVIDED,  HOWEVER, that a new Fund may be added by the Issuer  upon  approval by the Board by  executing  a new  Schedule A to this
Plan.

SECTION 9. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

SECTION 10. INDEPENDENT DIRECTORS

So long as the Plan remains in effect,  the selection and  nomination of persons to serve as  Independent  Directors  on the  Board  shall  be  committed  to the
discretion  of  the   Independent   Directors  on  the  Board  then  in  office.
Notwithstanding  the above,  nothing herein shall prevent the  participation  of other  persons  in the  selection  and  nomination  process  so  long as a final decision on any such  selection or nomination is within the  discretion  of, and approved by, the Independent Directors so responsible.

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     IN WITNESS WHEREOF, the Issuer has adopted this Plan as of August 31, 2004.

                                 AMERICAN CENTURY ASSET
                                   ALLOCATIONS PORTFOLIOS, INC.

                                 By:    /s/ Charles A. Etherington
                                        -------------------------------------
                                 Name:  Charles A. Etherington
                                 Title: Vice President

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                                   SCHEDULE A

                         SERIES OFFERING R CLASS SHARES

           SERIES                                     DATE PLAN EFFECTIVE
           ------                                     -------------------

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
    My Retirement 2015 Portfolio                      August 31, 2004
    My Retirement 2025 Portfolio                      August 31, 2004
    My Retirement 2035 Portfolio                      August 31, 2004
    My Retirement 2045 Portfolio                      August 31, 2004
    My Retirement Income Portfolio                    August 31, 2004

                                      A-1